Groupon Reports Fourth Quarter and Fiscal Year 2025 Results
North America Q4 Local Revenue +4% and Local Billings +9%
North America 2025 Local Revenue +5% and Local Billings +14%
Positive Trailing twelve month operating cash flow from continuing operations of $64.5 million and Free Cash Flow of $49.9 million

•Full year revenue of $498.4 million; $132.7 million for fourth quarter
•Full year gross billings of $1.7 billion; $446.5 million for fourth quarter
•Full year unit sales of 36.8 million; 10.0 million for fourth quarter
•Active Customers were 16.2 million as of December 31, 2025
•Full year net loss from continuing operations of $81.1 million; net income from continuing operations of $8.1 million for fourth quarter
•Full year adjusted EBITDA of $69.3 million; $20.9 million for fourth quarter
•Exited Q4 with $296.1 million in cash

CHICAGO - March 10, 2026 - Groupon, Inc. (NASDAQ: GRPN) today announced its financial results for the quarter and year ended December 31, 2025 and provided details on its recent operating progress. The Company filed its Form 10-K with the Securities and Exchange Commission and posted earnings commentary including an updated presentation on its investor relations website (investor.groupon.com).
"Our 2025 results represent a landmark achievement in Groupon’s multi-year transformation, as we returned to growth in both billings and revenue for the first time in a decade," said Dusan Senkypl, CEO of Groupon. "While we are still in the early innings of our journey, the momentum across our core local category and our significantly improved platform velocity give us clear confidence in our path to becoming the trusted destination for quality local experiences at unbeatable value."

Full Year 2025 Key Highlights
Consolidated
•Revenue was $498.4 million in 2025, up 1% (0.3% FX-neutral) compared with $492.6 million in 2024.
•Gross Billings were $1.7 billion in 2025, up 7% (6% FX-neutral) compared with $1.6 billion in 2024.
•Unit sales were 36.8 million in 2025, up 1% compared with 36.6 million in 2024.
•Gross Profit was $452.5 million in 2025, up 2% (1% FX-neutral) compared with $444.3 million in 2024.
•Net loss from continuing operations was $81.1 million in 2025, compared with net loss from continuing operations of $56.5 million in 2024.
•Adjusted EBITDA, a non-GAAP financial measure, was $69.3 million in 2025 consistent with 2024.

•Operating cash flow from continuing operations was $64.5 million for the full year 2025 and free cash flow, a non-GAAP financial measure, was $49.9 million for full year 2025.
Fourth Quarter 2025 Key Highlights
All comparisons in this press release are year-over-year unless otherwise noted.
Consolidated
•Revenue was $132.7 million in the fourth quarter 2025, up 2% (0% FX-neutral) compared with the prior year period. Local revenue was $124.5 million in the fourth quarter 2025, up 4% (2% FX-neutral) compared with the prior year period.
•Gross Billings were $446.5 million in the fourth quarter 2025, up 4% (2% FX-neutral) compared with the prior year period.
•Unit sales were 10.0 million in the fourth quarter 2025, up 10% sequentially and down 2% compared with the prior year period.
•Active customers were 16.2 million as of December 31, 2025, up 1% sequentially and up 5% compared with the prior year period.
•Gross profit was $120.0 million in the fourth quarter 2025, up 2% (0% FX-neutral) compared with the prior year period.
•Marketing expense was $48.6 million, or 37% of Revenue in the fourth quarter 2025, compared with $42.6 million, or 33% of Revenue, in the prior year period.
•SG&A was $65.0 million in the fourth quarter 2025, down 10% compared with the prior year period.
•Net income from continuing operations was $8.1 million in the fourth quarter 2025 compared with net loss from continuing operations of $50.1 million in the prior year period.
•Adjusted EBITDA was positive $20.9 million in the fourth quarter 2025, compared with positive $18.7 million in the prior year period.
•Operating cash inflow from continuing operations for the fourth quarter 2025 was $56.6 million, and free cash flow was positive $53.0 million.
•Cash and cash equivalents as of December 31, 2025 were $296.1 million.
North America
•North America revenue was $98.7 million in the fourth quarter 2025, up 2% compared with the prior year period. North America Local revenue was $94.8 million in the fourth quarter 2025, up 4% compared with the prior year period.
•North America gross billings were $323.8 million in the fourth quarter 2025, up 6% compared with the prior year period. North America Local billings were $300.5 million in the fourth quarter 2025, up 9% compared with the prior year period.
•North America unit sales were 6.5 million in the fourth quarter 2025, up 5% sequentially and down 1% compared with the prior year period.
•North America active customers were 11.1 million as of December 31, 2025, up 0.5% sequentially and up 7% compared with the prior year period.

•North America gross profit in the fourth quarter 2025 was $89.7 million, up 3% compared with the prior year period.
International
•International revenue was $34.0 million in the fourth quarter 2025, up 1% (down 6% FX-neutral) compared with the prior year period. International Local revenue was $29.7 million, up 3% (down 4% FX-neutral) compared with the prior year period. Excluding Giftcloud and Italy, International Local revenue increased 9%.
•International gross billings were $122.7 million in the fourth quarter 2025, down 1% (8% FX-neutral) compared with the prior year period. Excluding Giftcloud and Italy, International Local billings increased 16%.
•International unit sales were 3.5 million in the fourth quarter 2025, up 21% sequentially and down 5% compared with the prior year period.
•International active customers were 5.2 million as of December 31, 2025, up 2% sequentially and up 1% compared with the prior year period.
•International gross profit in the fourth quarter 2025 was $30.3 million, down 2% (8% FX-neutral) compared with the prior year period.
Definitions and reconciliations of all non-GAAP financial measures and additional information regarding operating measures are included below in the section titled "Non-GAAP Financial Measures and Operating Metrics" and in the accompanying tables.
Outlook
For information about our guidance, refer to our earnings commentary and earnings slides that are posted on our investor relations website (investor.groupon.com).
Conference Call
A conference call will be webcast Wednesday, March 11, 2026 at 7:00 a.m. CT / 8:00 a.m. ET and will be available on Groupon’s investor relations website at https://investor.groupon.com. This call will contain forward-looking statements and other material information regarding our financial and operating results.
Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon’s Global Code of Conduct), and select press releases and social media postings. Groupon uses its investor relations website (investor.groupon.com) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Non-GAAP Financial Measures and Operating Metrics
In addition to financial results reported in accordance with U.S. GAAP, we have provided the following non-GAAP financial measures: Foreign currency exchange rate neutral operating results, Adjusted EBITDA and free cash flow. These non-GAAP financial measures, which are presented on a continuing operations basis, are intended to aid investors in better understanding our current financial performance and prospects for the future as seen through the eyes of management. We believe that these non-GAAP financial measures facilitate comparisons with our historical results and with the results of peer companies who present similar measures (although other companies may define non-GAAP measures differently than we define them, even when similar terms are used to identify such measures). However, these non-GAAP financial measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see "Non-GAAP Reconciliation Schedules" and "Supplemental Financial and Operating Metrics" included in the tables accompanying this release.
We exclude the following items from one or more of our non-GAAP financial measures:
Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.
Depreciation and amortization. We exclude depreciation and amortization expenses because they are non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.
Income taxes, interest and other non-operating items. Income taxes, interest and other non-operating items include: income taxes, foreign currency gains and losses, interest income and interest expense. We exclude these items from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information about our core operating performance and facilitates comparisons to our historical operating results.
Special charges and credits. For the years ended December 31, 2025 and 2024, special charges and credits included charges related to our Italy Restructuring Plan, 2022 Restructuring Plan and 2020 Restructuring Plan, as well as gain on sale of assets, gain on sale of business, loss on extinguishment of debt and foreign VAT assessments. We exclude special charges and credits from Adjusted EBITDA because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons with our historical results.
Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:
Foreign currency exchange rate neutral operating results show current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior year period. Those measures are intended to facilitate comparisons to our historical performance.
Contribution Profit measures the amount of marketing investment needed to generate revenue and is defined as net revenues less cost of sales and marketing expense.
Adjusted EBITDA is a non-GAAP financial measure that we define as Net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, and other special charges and credits, including items that are unusual in nature or infrequently occurring. For further information and a reconciliation to Net income (loss) from continuing operations.
Free cash flow is a non-GAAP liquidity measure that comprises net cash provided by (used in) operating activities from continuing operations less purchases of property and equipment and capitalized software. We use free cash flow to conduct and evaluate our business because, although it is similar to Net cash provided by (used in) from continuing operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in our cash balance for the applicable period.
Descriptions of the operating metrics included in this release and the accompanying tables are as follows:
Gross billings is the total dollar value of customer purchases of goods and services. Gross billings is presented net of customer refunds, order discounts and sales and related taxes. The substantial majority of our revenue transactions are comprised of sales of vouchers and similar transactions in which we collect the transaction price from the customer and remit a portion of the transaction price to the third-party merchant who will provide the related goods or services. For these transactions, gross billings differs from Revenue reported in our Consolidated Statements of Operations, which is presented net of the merchant's share of the transaction price. Gross billings is an indicator of our growth and business performance as it measures the dollar volume of transactions generated through our marketplaces. Tracking gross billings also allows us to monitor the percentage of gross billings that we are able to retain after payments to merchants.
Active customers are unique user accounts, identified by a distinct email address, that have made a purchase during the TTM either through one of our online marketplaces or directly with a merchant for which we earned a commission. We consider this metric to be an important indicator of our business performance as it helps us to understand how the number of customers actively purchasing our offerings is trending. Some customers could establish and make purchases from more than one account, so it is possible that our active customer metric may count certain customers more than once in a given period. We do not include consumers who solely make purchases with retailers using digital coupons accessed through our websites or mobile applications in our active customer metric, nor do we include consumers who solely make purchases of our inventory through third-party marketplaces with which we partner.
Units are the number of purchases during the reporting period, before refunds and cancellations, made either through one of our online marketplaces, a third-party marketplace, or directly with a merchant for which we earn a commission. We do not include purchases with retailers using digital coupons accessed through our websites or mobile applications in our units metric. We consider units to be an important indicator of the total volume of business conducted through our marketplaces.
We do not provide a reconciliation for non-GAAP estimates on a forward-looking basis where we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking U.S. GAAP financial measure that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable U.S. GAAP financial measures may vary materially from the corresponding U.S. GAAP financial measures.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter, the full year or the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations and future liquidity. The words "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "intend," "continue" and other similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, our ability to execute and achieve the expected benefits of our go-forward strategy; execution of our business and marketing strategies; volatility in our operating results; challenges arising from our international operations, including fluctuations in currency exchange rates, tax, legal and regulatory developments in the jurisdictions in which we operate, including foreign tax matters, and geopolitical instability; global economic uncertainty, including as a result of inflationary pressures; any impact from U.S. and international financial reform legislation and regulations, and any potential trade protection measures, such as new or incremental tariffs and other trade policies; retaining and adding high quality merchants and third-party business partners; retaining existing customers and adding new customers; competing successfully in our industry; providing a strong mobile experience for our customers; managing refund risks; retaining and attracting members of our executive and management teams and other qualified employees and personnel; customer and merchant fraud; payment-related risks; our reliance on email, Internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; maintaining and improving our information technology infrastructure; reliance on cloud-based computing platforms; the risks associated with our use and integration of AI and machine learning technologies; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; managing inventory and order fulfillment risks; claims related to product and service offerings; protecting our intellectual property; maintaining a strong brand; the impact of future and pending litigation; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR, CPRA, and other privacy-related laws and regulations of the Internet and e-commerce; classification of our independent contractors, agency workers, or employees; risks relating to information or content published or made available on our websites or service offerings we make available; exposure to greater than anticipated tax liabilities; adoption of tax laws; our ability to use our tax attributes; impacts if we become subject to the Bank Secrecy Act or other anti-money laundering or money transmission laws or regulations; our ability to raise capital if necessary; risks related to our access to capital and outstanding indebtedness, including our Notes; our Common Stock, including volatility in our stock price and financial markets; a potential economic slowdown; our ability to realize the anticipated benefits from the capped call transactions relating to our 2026 Notes; and those risks and other factors discussed in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K, as well as in our Consolidated Financial Statements, related notes, and the other financial information appearing elsewhere in our report and our other filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment, including with respect to emerging technologies such as AI, machine learning, and data analytics. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we make. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any forward-looking statements for any reason after the date of our report to conform these statements to actual results or to future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

As used herein, “Groupon,” “the Company,” “we,” “our,” “us” and similar terms include Groupon, Inc. and its subsidiaries, unless the context indicates otherwise.

About Groupon
Groupon (www.groupon.com) (NASDAQ: GRPN) is a trusted local marketplace where consumers go to buy services and experiences that make life more interesting and deliver boundless value. To find out more about Groupon, please visit press.groupon.com.
Contacts:
Investor Relations
ir@groupon.com

Public Relations
Emma Coleman
press@groupon.com

Groupon, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$296,080	$228,843
Accounts receivable, net	25,792	34,153
Prepaid expenses and other current assets	52,548	52,365
Total current assets	374,420	315,361
Property, equipment and software, net	16,120	17,827
Right-of-use assets - operating leases, net	6,316	6,041
Goodwill	178,685	178,685
Intangible assets, net	3,224	4,738
Investments	74,823	74,823
Deferred income taxes	9,648	6,071
Other non-current assets	7,170	9,144
Total assets	$670,406	$612,690
Liabilities and equity (deficit)
Current liabilities:
Current portion of convertible senior notes, net	33,691	$—
Accounts payable	8,688	11,311
Accrued merchant and supplier payables	235,473	196,350
Accrued expenses and other current liabilities	106,057	97,765
Total current liabilities	383,909	305,426
Convertible senior notes, net	309,155	246,013
Operating lease obligations	3,206	3,604
Other non-current liabilities	16,526	16,596
Total liabilities	712,796	571,639
Commitments and contingencies (see Note 10)
Stockholders' equity (deficit)
Common Stock, par value $0.0001 per share, 100,500,000 shares authorized; 51,026,430 shares issued and 40,732,313 shares outstanding at December 31, 2025; 50,090,026 shares issued and 39,795,909 shares outstanding at December 31, 2024	5	5
Additional paid-in capital	2,478,038	2,441,656
Treasury stock, at cost, 10,294,117 shares at December 31, 2025 and December 31, 2024	(922,666)	(922,666)
Accumulated deficit	(1,592,434)	(1,508,914)
Accumulated other comprehensive income (loss)	(5,505)	30,734
Total Groupon, Inc. stockholders' equity (deficit)	(42,562)	40,815
Noncontrolling interests	172	236
Total equity (deficit)	(42,390)	41,051
Total liabilities and equity (deficit)	$670,406	$612,690

Groupon, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$132,708	$130,379	$498,422	$492,557
Cost of revenue	12,729	12,192	45,883	48,251
Gross profit	119,979	118,187	452,539	444,306
Operating expenses:
Marketing	48,577	42,620	165,855	144,207
Selling, general and administrative	64,955	72,462	273,728	295,399
Restructuring and related charges (credits)	(61)	453	(34)	1,066
(Gain) on sale of assets	—	—	—	(5,160)
(Gain) on sale of business	—	—	(10,650)	—
Total operating expenses	113,471	115,535	428,899	435,512
Income (loss) from operations	6,508	2,652	23,640	8,794
Loss on extinguishment of debt	—	(1,631)	(99,925)	(1,631)
Other income (expense), net	3,595	(42,818)	30,829	(37,554)
Income (loss) from continuing operations before provision (benefit) for income taxes	10,103	(41,797)	(45,456)	(30,391)
Provision (benefit) for income taxes	2,022	8,321	35,625	26,123
Income (loss) from continuing operations	8,081	(50,118)	(81,081)	(56,514)
Income (loss) from discontinued operations, net of tax	(145)	—	(616)	—
Net income (loss)	7,936	(50,118)	(81,697)	(56,514)
Net income attributable to noncontrolling interests	(596)	(531)	(1,823)	(2,513)
Net income (loss) attributable to Groupon, Inc.	$7,340	$(50,649)	$(83,520)	$(59,027)

Basic net income (loss) per share:
Continuing operations	$0.18	$(1.20)	$(2.06)	$(1.51)
Discontinued operations	—	—	(0.02)	—
Basic net income (loss) per share	$0.18	$(1.20)	$(2.08)	$(1.51)

Diluted net income (loss) per share:
Continuing operations	$0.17	$(1.20)	$(2.06)	$(1.51)
Discontinued operations	—	—	(0.02)	—
Diluted net income (loss) per share	$0.17	$(1.20)	$(2.08)	$(1.51)

Weighted average number of shares outstanding
Basic	40,756,659	42,162,679	40,299,826	39,170,368
Diluted	44,357,782	42,162,679	40,299,826	39,170,368

Groupon, Inc.
Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating activities
Net income (loss)	$7,936	$(50,118)	$(81,697)	$(56,514)
Less: Income (loss) from discontinued operations, net of tax	(145)	—	(616)	—
Income (loss) from continuing operations	$8,081	$(50,118)	$(81,081)	$(56,514)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property, equipment and software	3,908	5,986	17,121	27,889
Amortization of acquired intangible assets	359	402	1,481	3,011
Stock-based compensation	10,189	9,052	37,774	26,734
Deferred income taxes	(2,932)	4,496	(2,932)	4,496
Foreign currency (gains) losses, net	614	34,837	(21,452)	30,036
Foreign VAT assessments	—	—	—	8,692
(Gain) on sale of assets	—	—	—	(5,160)
(Gain) on sale of business	—	—	(10,650)	—
(Gain) on sale of investment	(5,998)	—	(5,998)	—
Loss on extinguishment of debt	—	1,631	99,925	1,631
Change in assets and liabilities:
Accounts receivable	(4,040)	4,598	3,009	15,276
Prepaid expenses and other current assets	1,745	(696)	(4,319)	18,598
Right-of-use assets - operating leases	1,036	695	3,443	2,525
Accounts payable	(620)	(1,347)	(2,980)	(3,637)
Accrued merchant and supplier payables	54,649	48,055	32,845	(9,694)
Accrued expenses and other current liabilities	(7,442)	2,569	8,486	(7,047)
Operating lease obligations	(1,100)	(1,526)	(3,831)	(6,144)
Payment for early lease termination	—	(323)	—	(2,155)
Other, net	(1,842)	8,652	(6,343)	7,357
Net cash provided by (used in) operating activities from continuing operations	56,607	66,963	64,498	55,894
Net cash provided by (used in) operating activities from discontinued operations	—	—	—	—
Net cash provided by (used in) operating activities	56,607	66,963	64,498	55,894
Investing activities
Purchases of property and equipment and capitalized software	(3,575)	(3,742)	(14,624)	(15,333)
Proceeds from sale of assets, net	—	—	—	9,116
Proceeds from sale of business, net	—		15,049	—
Proceeds from sale or divestment of investment	5,998	—	5,998	—
Acquisitions of intangible assets and other investing activities	—	—	—	(595)
Net cash provided by (used in) investing activities from continuing operations	2,423	(3,742)	6,423	(6,812)
Net cash provided by (used in) investing activities from discontinued operations	—	—	—	—
Net cash provided by (used in) investing activities	2,423	(3,742)	6,423	(6,812)
Financing activities
Payments of borrowings under revolving credit agreement	—	—	—	(42,776)
Proceeds from issuance of 2027 Notes	—	19,950	—	19,950
Issuance costs for 2027 Notes	—	(3,703)	—	(3,703)
Issuance costs for 2030 Notes	—	—	(2,296)	—
Proceeds from Rights Offering, net of issuance costs	—	—	—	79,619
Taxes paid related to net share settlements of stock-based compensation awards	(508)	(875)	(6,188)	(2,332)
Proceeds from settlement of Capped Call Transactions	—	—	2,732	—
Distributions to noncontrolling interest holders	(1,887)	(2,596)	(1,887)	(2,596)
Other financing activities	1,298	2,085	129	(372)
Net cash provided by (used in) financing activities	(1,097)	14,861	(7,510)	47,790
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(127)	(3,729)	(368)	(1,941)
Net increase (decrease) in cash, cash equivalents and restricted cash	57,806	74,353	63,043	94,931
Less: Net increase (decrease) in cash classified within current assets of discontinued operations	—	—	—	—
Net increase (decrease) in cash, cash equivalents and restricted cash	57,806	74,353	63,043	94,931
Cash, cash equivalents and restricted cash, beginning of period (1)	267,806	188,216	262,569	167,638
Cash, cash equivalents and restricted cash, end of period (1)	$325,612	$262,569	$325,612	$262,569

(1)The following table provides a reconciliation of Cash, cash equivalents and restricted cash shown above to amounts reported within the Condensed Consolidated Balance Sheets as of December 31, 2025 and December 31, 2024 (in thousands)

	December 31,
	2025	2024
Cash and cash equivalents	$296,080	$228,843
Restricted cash included in prepaid expenses and other current assets	29,532	33,726
Cash, cash equivalents and restricted cash	$325,612	$262,569

Groupon, Inc.
Supplemental Financial and Operating Metrics
(dollars and units in thousands; TTM active customers in millions)
(unaudited)

	Q4 2024	Q1 2025		Q2 2025	Q3 2025	Q4 2025
North America Segment:							Q4 2025
Gross billings (1):							Y/Y Growth
Local	$276,445	$255,656		$292,381	$293,761	$300,487	8.7%
Travel	15,477	22,242		23,997	17,701	13,877	(10.3)
Goods	13,886	8,621		8,380	7,645	9,431	(32.1)
Total gross billings	$305,808	$286,519		$324,758	$319,107	$323,795	5.9%
Revenue:
Local	$91,229	$85,942		$94,486	$91,562	$94,797	3.9%
Travel	2,833	3,659		4,342	3,221	2,338	(17.5)
Goods	2,629	1,512		1,168	1,224	1,580	(39.9)
Total revenue	$96,691	$91,113		$99,996	$96,007	$98,715	2.1%
Gross profit:
Local	$82,694	$78,464		$86,567	$83,766	$86,295	4.4%
Travel	2,429	3,094		3,856	2,868	2,030	(16.4)
Goods	2,295	1,314		1,009	1,074	1,382	(39.8)
Total gross profit	$87,418	$82,872		$91,432	$87,708	$89,707	2.6%

Contribution profit (2)	$54,224	$56,398		$58,272	$55,962	$53,479	(1.4)%

International Segment:							Q4 2025
Gross billings:							Y/Y Growth	FX Effect	Y/Y Growth excluding FX (3)
Local	$98,037	$80,478		$72,997	$77,270	$98,219	0.2	(7.0)	(6.8)%
Travel	8,463	7,080		6,225	7,856	8,279	(2.2)	(7.8)	(10.0)
Goods	17,750	12,399		12,717	11,879	16,177	(8.9)	(7.6)	(16.5)
Total gross billings	$124,250	$99,957		$91,939	$97,005	$122,675	(1.3)	(7.1)	(8.4)%
Revenue:
Local	$28,709	$22,419		$22,195	$23,182	$29,710	3.5	(7.2)	(3.7)%
Travel	1,497	1,392		1,249	1,461	1,422	(5.0)	(8.1)	(13.1)
Goods	3,481	2,263		2,262	2,175	2,861	(17.8)	(6.9)	(24.7)
Total revenue	$33,687	$26,074		$25,706	$26,818	$33,993	0.9	(7.2)	(6.3)%
Gross profit:
Local	$26,476	$20,325		$20,046	$21,037	$26,593	0.4	(6.4)	(6.0)%
Travel	1,302	1,202		1,086	1,260	1,237	(5.0)	(8.1)	(13.1)
Goods	2,990	1,899		1,862	1,831	2,442	(18.3)	(6.9)	(25.2)
Total gross profit	$30,768	$23,426		$22,994	$24,128	$30,272	(1.6)	(6.6)	(8.2)%

Contribution profit	$21,341	$15,463		$14,755	$14,432	$17,923	(16.0)%

Consolidated Results of Operations:
Gross billings:
Local	$374,482	$336,134		$365,378	$371,031	$398,706	6.5	(1.9)	4.6%
Travel	23,940	29,322		30,222	25,557	22,156	(7.5)	(2.7)	(10.2)
Goods	31,636	21,020		21,097	19,524	25,608	(19.1)	(4.2)	(23.3)
Total gross billings	$430,058	$386,476		$416,697	$416,112	$446,470	3.8	(2.0)	1.8%
Revenue:
Local	$119,938	$108,361		$116,681	$114,744	$124,507	3.8	(1.7)	2.1%
Travel	4,330	5,051		5,591	4,682	3,760	(13.2)	(2.7)	(15.9)
Goods	6,110	3,775		3,430	3,399	4,441	(27.3)	(3.9)	(31.2)
Total revenue	$130,378	$117,187	0	$125,702	$122,825	$132,708	1.8	(1.9)	(0.1)%
Gross profit:
Local	$109,170	$98,789		$106,613	$104,803	$112,888	3.4	(1.5)	1.9%
Travel	3,731	4,296		4,942	4,128	3,267	(12.4)	(2.9)	(15.3)
Goods	5,285	3,213		2,871	2,905	3,824	(27.6)	(3.9)	(31.5)
Total gross profit	$118,186	$106,298		$114,426	$111,836	$119,979	1.5	(1.6)	(0.1)%

Contribution profit	$75,567	$71,861		$73,027	$70,394	$71,402	(5.5)%
Net cash provided by (used in) operating activities from continuing operations	$66,963	$(22)		$28,419	$(20,506)	$56,607	(15.5)%
Free cash flow	$63,221	$(3,759)		$25,189	$(24,588)	$53,032	(16.1)%

	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Active customers: (4)
North America	10.3	10.5	10.8	11.0	11.1
International	5.1	5.0	5.0	5.1	5.2
Total active customers	15.4	15.5	15.8	16.1	16.2

North America Units:
Local	6,018	5,367	6,018	5,942	6,189
Goods	443	259	239	199	246
Travel	66	89	89	69	55
Total North America units	6,527	5,715	6,346	6,210	6,490

International Units:
Local	3,142	2,446	2,450	2,605	3,100
Goods	551	336	287	272	395
Travel	51	43	33	49	48
Total International units	3,744	2,825	2,771	2,926	3,543

Consolidated Units:
Local	9,160	7,813	8,468	8,546	9,289
Goods	993	595	526	471	641
Travel	117	132	123	119	103
Total consolidated units	10,270	8,540	9,117	9,136	10,033

Headcount:
Sales (5)	676	694	556	560	634
Other	1,403	1,310	1,258	1,179	1,100
Total headcount	2,079	2,004	1,814	1,739	1,734

(1)Represents the total dollar value of customer purchases of goods and services.
(2)Represents gross profit less marketing expense.
(3)Represents the change in financial measures that would have resulted had average exchange rates in the reporting periods been the same as those in effect in the prior year periods.
(4)Reflects the total number of unique user accounts that have made a purchase during the TTM either through one of our online marketplaces or directly with a merchant for which we earned a commission.
(5)Includes merchant sales representatives, as well as sales support personnel.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)
    The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP performance measure, Net income (loss) from continuing operations:

	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Income (loss) from continuing operations	$(50,118)	$8,027	$20,593	$(117,782)	$8,081
Adjustments:
Stock-based compensation (1)	9,052	7,694	8,782	11,109	10,189
Depreciation and amortization	6,504	5,611	4,423	4,301	4,267
Restructuring and related charges (credits)	453	137	(46)	(64)	(61)
(Gain) on sale of business	—	—	(10,650)	—	—
Loss on extinguishment of debt	1,631	—	—	99,925	—
Other (income) expense, net (2)	42,818	(7,571)	(18,466)	(1,197)	(3,595)
Provision (benefit) for income taxes	8,321	1,428	10,927	21,248	2,022
Total adjustments	68,779	7,299	(5,030)	135,322	12,822
Adjusted EBITDA	$18,661	$15,326	$15,563	$17,540	$20,903
(1)Stock-based compensation excludes expense related to the liability-classified 2024 Executive PSUs. Refer to Item 8, Note 12, Compensation Arrangements, for additional information.
(2)Includes $6.0 million gain on sale related to proceeds received in the sale of the Company's minority investment in TodayTix. Refer to Item 8, Note 6, Investments, for additional information.

Free cash flow is a non-GAAP liquidity measure. The following is a reconciliation of free cash flow to the most comparable U.S. GAAP liquidity measure, Net cash provided by (used in) operating activities.

	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Net cash provided by (used in) operating activities from continuing operations	$66,963	$(22)	$28,419	$(20,506)	$56,607
Purchases of property and equipment and capitalized software from continuing operations	(3,742)	(3,737)	(3,230)	(4,082)	(3,575)
Free cash flow	$63,221	$(3,759)	$25,189	$(24,588)	$53,032

Net cash provided by (used in) investing activities from continuing operations	$(3,742)	$(3,737)	$10,761	$(3,024)	$2,423
Net cash provided by (used in) financing activities	$14,861	$(454)	$(2,684)	$(3,275)	$(1,097)